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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on amendment No. 1 Form S-4 (File No. 333-34305) of our report dated January 28, 1997, except for
Note 22, which was as of February 21, 1997 on our audits of the financial statements of Southern Peru Copper Corporation. We also consent to the references to our firm as experts under the caption "Independent Public Accountants."


                                       /s/ Coopers & Lybrand L.L.P.


New York, New York
October 3, 1997